UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 30, 2003

        Greenwich Capital Acceptance, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-108195-01	06-1199884
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road Greenwich, Connecticut	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 662-2700

                                                  None

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

The Registrant, Greenwich Capital Acceptance, Inc., registered issuances on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, by filing a Registration Statement on Form S-3 (Registration File No. 333-108195-01) (the “Registration Statement”). On October 30, 2003, pursuant to the Registration Statement, the Registrant issued approximately $1,464,878,191 in aggregate principal amount of Washington Mutual Mortgage Pass-Through Certificates, Series 2003-R1, Class A-1, Class A-2, Class A-3 and Class A-R Certificates (the “Offered Certificates”).  This Current Report on Form 8-K is being filed to satisfy an undertaking, contained in the Prospectus dated September 23, 2003, as supplemented by the Prospectus Supplement dated October 27, 2003, to file a copy of the Trust Agreement (as defined below) executed in connection with the issuance of the Certificates, a form of which was filed as an exhibit to the Registration Statement.

The Certificates were issued pursuant to a Trust Agreement (the “Trust Agreement”), attached hereto as Exhibit 4.1, dated as of October 1, 2003, between Greenwich Capital Acceptance, Inc., as depositor, and Deutsche Bank National Trust Company, as trustee. The Certificates represent ownership interests in assets of the trust that consist primarily of a previously issued mortgage pass-through certificate representing a senior ownership interest in Washington Mutual Mortgage Loans Trust, Series 2000-1 (the “Underlying Trust”).  The assets of the Underlying Trust primarily consist of a pool of conventional, COFI-indexed adjustable rate first lien residential mortgage loans.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

4.1

Trust Agreement, dated as of October 1, 2003, between Greenwich Capital Acceptance, Inc., as Depositor, and Deutsche Bank National rust Company, as Trustee.

99.1

Bill of Sale, dated October 30, 2003, between Greenwich Capital Financial Products, Inc., as Seller, and Greenwich Capital Acceptance, Inc., as Depositor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenwich Capital Acceptance, Inc.

By:

   /s/ Shakti Radhakishun

Name: Shakti Radhakishun
Title:   Vice President

Dated: October 30, 2003

EXHIBIT INDEX

Exhibit No.	Description	Page No.
4.1	Trust Agreement, dated as of October 1, 2003, between Greenwich Capital Acceptance, Inc., as Depositor, and Deutsche Bank National Trust Company, as Trustee.
99.1	Bill of Sale, dated October 30, 2003, between Greenwich Capital Financial Products, Inc., as Seller, and Greenwich Capital Acceptance, Inc., as Depositor.